MASTR 03-10:

PX Sppeds: 250 PSA for all groups

1A1:

Super Senior

1A2:

Senior Support

Paydown Rules:

GROUP1:

1. Pay 1A1 and 1A2, pro-rata, until retired;

GROUP2:

1. Pay 2A1, until retired;

GROUP3:

Allocate 51.220503% to 3A1, until retired;

Allocate 48.779497% in the following order of priority:

1. Pay 3A7, the NAS principal distribution amount;

2. Pay 3A2 and 3A3, pro-rata, until retired;

3. Pay 3A5 and 3A6, in that order, until retired;

4. Pay 3A7, until retired;

The NAS Principal Distribution Amount will be equal to the sum of the NAS percent of the senior non PO scheduled principal amount and

The NAS percent times the NAS prepay shift of the senior non PO unscheduled principal amount.

The NAS percent will be zero for the first five years and thereafter will be equal to the (3A7) divided by the balance of the Senior Non PO Certificates.

The NAS prepay shift percent will be zero for the first 5 years and will be 30%, 40%, 60%, 80% and 100% for each year thereafter.

GROUP4:

1. Pay 4A1, until retired

GROUP5:

1. Pay 5A1, until retired;

GROUP6:

1. Pay 6A1, until retired;